Exhibit 99.2
Studies Demonstrate Potential Benefits of More-Rapid-Acting Injectable Insulins: Poster Presentations at Annual Meeting of the American Diabetes Association
ORLANDO, Fla., June 26, 2010 /PRNewswire via COMTEX News Network/ — Studies of a more-rapid-acting injectable human insulin formulation (VIAject(R)) in the treatment of type 1 and type 2 diabetes and of a novel insulin analog formulation (Vialog (TM)) in an animal model of diabetes were reported this week in three poster presentations at the 70th Scientific Sessions of the American Diabetes Association in Orlando, Florida. The findings are based upon results from recent clinical and preclinical studies sponsored by Biodel Inc. (Nasdaq: BIOD).
Two presentations described results of studies with Biodel’s lead product candidate, VIAject(R). In the first poster, (#642-P, “An Open-Label, Multicenter Trial of VIAject(R) vs. Regular Human Insulin in Patients with type 1 Diabetes: Impact of Regional Differences on Efficacy Analyses”), Dr. Priscilla Hollander and colleagues reported the final results of an open-label, multi-center, international Phase 3 clinical trial comparing VIAject(R) to regular human insulin (RHI) in patients with type 1 diabetes. This study found that both drugs produced similar reductions in hemoglobin A1c among patients in the United States and Germany, while regular human insulin lowered A1c more than VIAject(R) among patients in India due to regional differences in blood sampling, baseline characteristics and insulin titration. Patients treated with VIAject(R) experienced significantly less weight gain than patients treated with RHI (-.11 kg with VIAject(R) vs. +1.36kg with RHI in the US and Germany, similar results in all countries). Furthermore, there was a trend toward fewer patients with severe hypoglycemia (4.4% with VIAject(R) compared to 8.6% with RHI). Injection site reactions, (most commonly local discomfort) were more prevalent among patients receiving VIAject(R) but declined over the course of the study.
The results of the companion Phase 3 study of VIAject(R) in patients with type 2 diabetes were presented on Friday, June 25, by Dr. Helena Rodbard during the oral session on insulin therapy (presentation #36-OR,).
In a second presentation (#622-P, “A Novel pH-neutral Formulation of the Monomeric Insulin VIAject(R) has a Faster Onset of Action than Insulin Lispro”), Dr. Tim Heise and colleagues reported results of clinical testing to compare the ability of pH-neutral 100 IU/ml VIAject(R), pH-4 25 IU/ml VIAject(R) and insulin lispro to measure the bioequivalence of the two forms of VIAject(R) and compare the pharmacokinetic and pharmacodynamic characteristics of pH-neutral U-100 VIAject(R) and insulin lispro. The study demonstrated bioequivalence of the two VIAject(R) formulations and also demonstrated more rapid absorption and onset of action of pH-neutral VIAject(R) than insulin lispro.
A third presentation (#1411-P, “Pharmacokinetics and Pharmacodynamics of a New Rapid Acting Insulin Analog Formulation, Vialog(TM) in the Diabetic Swine Model”) describes the results of work by Dr. Rodericke Pohl and colleagues at Biodel to evaluate the drug delivery of insulin lispro in a pig model of diabetes with the novel formulation Vialog(TM). The Vialog(TM) formulation is based on the same excipients used in VIAject(R). Testing in eight miniature diabetic swine found that Vialog(TM) was absorbed and eliminated faster than insulin lispro. The authors concluded that the faster absorption of insulin lispro in the Vialog(TM) formulation may allow more precise mealtime administration of insulin and, ultimately, lead to better control of blood glucose levels following meals, which in theory could help to reduce the risk of delayed hypoglycemic episodes that often occur some hours following meals.
“These results reflect progress in the development of newer, more rapid acting prandial insulins,” said Alan Krasner, MD, chief medical officer of Biodel. “Many patients do not attain optimal postprandial glucose control with current rapid acting analog preparations, in part due to delayed meal time insulin absorption. Multiple studies have now shown more rapid absorption and onset of action of VIAject(R) compared to both insulin lispro and regular human insulin. Furthermore, the technology which resulted in accelerated recombinant human insulin absorption has also been shown to speed insulin lispro absorption. We believe these approaches represent opportunities to help patients smooth out the postprandial glucose roller coaster ride and associated adverse outcomes that are an unfortunate part of life right now for many patients with diabetes who require meal time insulin therapy.”
Abstracts summarizing the three poster presentations are available on Biodel’s web site, www.biodel.com, and can also be accessed by registered meeting attendees through the American Diabetes Association’s web site, www.diabetes.org.
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes. Biodel’s product candidates are developed using VIAdel(TM) technology, which reformulates existing FDA-approved peptide drugs. Biodel’s new drug application for its most advanced product candidate, VIAject(R), has been accepted for review by the FDA with a Prescription Drug User Fee Act action date of October 30, 2010. Earlier-stage product candidates include VIAtab(TM), a sublingual tablet formulation of insulin, a line of basal insulins, and a stabilized formulation of glucagon. For further information regarding Biodel, please visit the company’s website at www.biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for VIAject(R) and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel (TM) technology, particularly VIAject(R); the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase 3 clinical trial of VIAject(R) for patients with type 1 diabetes; the possibility that patients taking VIAject(R) may experience more injection site discomfort than they experience with competing products; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent quarterly report on Form 10-Q for the quarter ended March 31, 2010. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
BIOD-G
Contact:
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SOURCE Biodel Inc.
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